                                                                      Exhibit 23



                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) of Unisource Worldwide, Inc. pertaining to the Unisource Worldwide, Inc. Directors' Stock Option Plan of our reports dated October 16, 1996 (except for Notes l and 9, as to which the date is November 22, 1996), with respect to the consolidated financial statements and schedule of Unisource Worldwide, Inc. included in its Registration Statement on Form 10 filed with the Securities and Exchange Commission on November 26, 1996.

Philadelphia, Pennsylvania
December 16, 1996

                                                               ERNST & YOUNG LLP